MDU RESOURCES GROUP, INC.

List of Subsidiaries
(effective December 31, 2005)

Subsidiaries	Jurisdiction of Organization
Alaska Basic Industries, Inc.	Alaska
Anchorage Sand and Gravel Company, Inc.	Alaska
Aquifirst, Inc.	Delaware
Baldwin Contracting Company, Inc.	California
Bauerly Brothers, Inc.	Minnesota
BEH Electric Holdings, LLC	Nevada
Bell Electrical Contractors, Inc.	Missouri
Bitter Creek Pipelines, LLC BIV Generation Company, L.L.C. Brush Generation Company, L.L.C.	Colorado Delaware Delaware
BMH Mechanical Holdings, LLC	Nevada
Bombard Electric, LLC	Nevada
Bombard Mechanical, LLC	Nevada
Brush Power, LLC	Delaware
Buffalo Bituminous, Inc.	Minnesota
Capital Electric Construction Company, Inc.	Kansas
Capital Electric Line Builders, Inc.	Kansas
CEM Energy Services, Inc.	Delaware
Centennial Energy Holdings, Inc. Centennial Energy Holdings Trinidad LLC Centennial Energy Resources International, Inc. Centennial Energy Resources LLC Centennial Holdings Capital LLC	Delaware Delaware Delaware Delaware Delaware
Centennial Power, Inc.	Delaware
Central Oregon Redi-Mix, L.L.C.	Oregon
CER Termobahia, LLC Cherry Creek Aggregate, Inc. ClearFlame, LLC Colorado Cogen Operators LLC Colorado Energy Management, LLC	Delaware Oregon Colorado Colorado Colorado
Colorado Power Partners	Colorado
Concrete, Inc.	California
Connolly-Pacific Co.	California
Continental Line Builders, Inc.	Delaware
Coordinating and Planning Services, Inc.	Delaware
DSS Company	California
E.S.I., Inc.	Ohio
Fidelity Exploration & Production Company	Delaware
Fidelity Exploration & Production Company of Texas LLC	Delaware
Fidelity Oil Co.	Delaware
Frebco, Inc.	Ohio
Fred Carlson Company, LLC FutureSource Capital Corp.	Delaware Delaware
Granite City Concrete of Watkins, Inc.	Minnesota
Granite City Concrete Pumping, LLC	Minnesota
Granite City Ready Mix, Inc.	Minnesota
Hamlin Electric Company	Colorado
Hap Taylor & Sons, Inc.	Oregon
Harp Engineering, Inc. Hart County IPP, Inc. Hartwell Energy Limited Partnership Hartwell Independent Power Partners, Inc. Hartwell, LLC	Montana Delaware Delaware Delaware Delaware
Hawaii Pier 32 Holding Corporation Hawaiian Cement, a partnership	Delaware Hawaii
HDP Leasing, Inc.	Oregon
ILB Hawaii, Inc.	Hawaii
Innovatum International Limited	Scotland
Innovatum, Inc.	Texas
International Line Builders, Inc.	Delaware
InterSource Insurance Company	Vermont
Jebro Incorporated	Iowa
JTL Group, Inc.	Montana
JTL Group, Inc.	Wyoming
Knife River Corporation	Delaware
Knife River Dakota, Inc.	Delaware
Knife River Hawaii, Inc.	Delaware
Knife River Marine, Inc.	Delaware
KRC Aggregate, Inc.	Delaware
KRC Holdings, Inc.	Delaware
Loy Clark Pipeline Co.	Oregon
LTM, Incorporated
M. Funes Concrete, Inc.
MDU Brasil Ltda.
MDU Chile Inversiones Ltda.
MDU Construction Services Group, Inc. (f/k/a Utility Services, Inc.)
MDU Resources International LLC
MDU Resources Luxembourg I LLC S.a.r.l.
MDU Resources Luxembourg II LLC S.a.r.l.
Oregon Hawaii Brazil Chile Delaware Delaware Luxembourg Luxembourg
Medford Ready Mix, Inc.	Delaware
Midland Technical Crafts, Inc.	Delaware
Morgan Generation Company, L.L.C.	Delaware
Morse Bros., Inc.	Oregon
Mountain View Power Partners, LLC	Delaware
Netricity LLC	Alaska
Northstar Materials, Inc.	Minnesota
Oregon Electric Construction, Inc.	Oregon
Pouk & Steinle, Inc.	California
Prairielands Energy Marketing, Inc.	Delaware
Rocky Mountain Contractors, Inc.	Montana
Rocky Mountain Power, Inc.	Montana
Rogue Aggregates, Inc.	Oregon
Seven Brothers Ranches, Inc.	Wyoming
USI Industrial Services, Inc.	Delaware
The Wagner Group, Inc.	Delaware
The Wagner-Smith Company	Ohio
Wagner-Smith Equipment Co.	Delaware
Wagner-Smith Pumps & Systems, Inc.	Ohio
WBI Canadian Pipeline, Ltd.	Canada
WBI Energy Services, Inc.	Delaware
WBI Holdings, Inc.	Delaware
WBI Pipeline & Storage Group, Inc.	Delaware
WHC, Ltd.	Hawaii
Williston Basin Interstate Pipeline Company	Delaware
Young Contractors, Inc.	Texas